EXHIBIT 10.34

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of June 3, 2019 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is being entered into among SANMINA CORPORATION, a Delaware corporation (the “Borrower” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON THAT SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Guarantor” and a “Grantor” and, together with the Borrower, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS:
WHEREAS, pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of November 30, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent, Bank of America, N.A., as Swing Line Lender and an Issuing Lender, and the lenders now or hereafter party thereto (the “Lenders”) and the other Issuing Lenders now or hereafter party thereto, the Lenders are, among other things, providing a delayed draw term loan facility and a revolving credit facility to the Borrower;

WHEREAS, the Borrower, certain Subsidiaries of the Borrower party thereto (together with the Borrower, the “Existing Grantors”) and the Administrative Agent have entered into that certain Security Agreement dated as of May 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”), pursuant to which the Existing Grantors have granted liens and security interests in certain of their respective assets to the Administrative Agent securing, among other things, the obligations under the Credit Agreement;

WHEREAS, on June 3, 2019, the Borrower borrowed the Term Loan and used the proceeds thereof, together with cash on hand to repay and satisfy in full the obligations under the Senior Notes (other than contingent obligations for which no claim has been made) and effected a satisfaction and discharge of the indenture for the Senior Notes, and the trustee and collateral agent for the Senior Notes released the liens and security interests securing the Senior Notes;

WHEREAS, the parties desire to amend and restate the Existing Security Agreement in connection with the compliance by the Grantors with Section 6.15 of the Credit Agreement following the repayment in full of the Senior Notes;

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Administrative Agent and the Lenders is the obligation of the Grantors to enter into this Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Credit Agreement and the other Loan Documents unless the Grantors enter into this Agreement; and

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WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements.

AGREEMENT:

NOW, THEREFORE, in order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree that the Existing Agreement is hereby amended and restated in this Agreement, with the effect that the Existing Agreement as so amended and restated is hereby continued into this Agreement, and this Agreement shall constitute neither a release nor novation of any liens and security interests arising under the Existing Agreement nor a refinancing of any indebtedness or obligations arising thereunder or under any related documents, but rather the liens and security interests in effect under the Existing Agreement shall continue in effect on the terms hereof, as follows:

1.    Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Agreement, the following terms have the following definitions:

“Excluded Assets” means (1) (x) any interests in real property held by a Grantor as a lessee under a lease and (y) any owned real property of any Grantor; (2) any lease, license, permit, contract or agreement to which a Grantor is party if the grant of security interest therein to the Administrative Agent shall constitute or result in a breach, termination or default under such lease, license, permit, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; (3) any intent to use trademark application filed pursuant to Section 1(b) of the Lanham Act to the extent and until a statement of use or amendment to allege use is filed in connection therewith and accepted by the U.S. Patent and Trademark Office and only if inclusion of such intent to use application in the Collateral prior to such time would result in the cancellation or invalidation of the alleged trademark; (4) (i) any voting Equity Interests representing more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary or FSHCO and (ii) any Equity Interests in Sanmina-SCI Australia Holdings Pty Ltd.; (5) any motor vehicles and other assets subject to certificates of title; (6) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable laws (including any legally effective requirement to obtain the consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; and (7) any specific assets that are subject to a Lien permitted by clause (b), (s), (t), (u), (v) or (aa) of Section 7.02 of the Credit Agreement to the extent that a Lien on such assets to

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secure the Secured Obligations is prohibited by or requires consent under the documentation relating to the obligations secured by such Lien.

“Excluded Deposit Account” means, collectively, all Deposit Accounts established or held (including sub-accounts) for the exclusive purpose of funding payroll, payroll or employment taxes or employee benefits, or a “zero balance account” or an account containing not more than $100,000 at any time unless such a Deposit Account is subject to a control agreement for the benefit of the Administrative Agent.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent obligations for which no claim has been made and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made).

“Qualifying Control Agreement” means an agreement reasonably satisfactory to the Administrative Agent among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by any Grantor with such banking institution granting control over such Deposit Accounts to the Administrative Agent.

“Secured Obligations” means (a) as to the Borrower, all of the Obligations, including, the payment and performance of the obligations and liabilities (whether now existing or hereafter arising) of each Loan Party under (i) the Credit Agreement and each of the other Loan Documents (including this Agreement) to which such Loan Party is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which such Loan Party is now or hereafter becomes a party and (b) as to each Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under (i) the Guaranty and each of the other Loan Documents (including this Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreement and Secured Hedge Agreement to which it is now or hereafter becomes a party. Notwithstanding the foregoing, Secured Obligations shall exclude all Excluded Swap Obligations.

2.    Grant of Security Interest. Each Grantor hereby grants as collateral security for the payment, performance and satisfaction of the Secured Obligations to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in and to all of the assets of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located (collectively, the “Collateral”), including the following:

(a)    all Accounts, all Supporting Obligations, letters of credit, Letter-of-Credit Rights, Chattel Paper, Documents and Instruments;

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(b)    all Deposit Accounts and all amounts credited thereto;

(c)    all Inventory;

(d)    all Intercompany Debt at any time owing to such Grantor, and all of such Grantor’s rights with respect thereto;

(e)    all money and cash held or maintained by such Grantor at any time, whether or not in the possession or under the control of the Administrative Agent, a Lender, or a bailee or Affiliate of the Administrative Agent or a Lender, including any Cash Collateral;

(f)    all Equipment;

(g)    all General Intangibles (including Payment Intangibles);

(h)    all Investment Property;

(i)    all Commercial Tort Claims;

(j)    all Goods;

(k)    all Fixtures;

(l)    all books and records (including customer lists, files, correspondence, tapes, computer programs, printouts and computer records) pertaining to the foregoing; and

(m)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral.

3.     Perfection. As of the date of execution of this Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a)    if the Administrative Agent requests such Grantor to prepare such financing statements, furnished the Administrative Agent with duly authorized financing statements in form, number and substance suitable for filing in each Grantor’s jurisdiction of organization or as otherwise required by the Uniform Commercial Code in such jurisdiction of organization, sufficient under Applicable Law, and satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of such financing statements;

(b)    to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may reasonably request, furnished the Administrative Agent

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with Qualifying Control Agreements or other control agreements (in form and substance reasonably satisfactory to Administrative Agent), and use commercially reasonable efforts to furnish to the Administrative Agent issuer acknowledgments of the Administrative Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which a security interest can be perfected only by control or such restrictive legending, in each case in form and substance reasonably acceptable to the Administrative Agent and sufficient under Applicable Law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c)    to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may reasonably request, delivered to the Administrative Agent or, if the Administrative Agent shall specifically consent in each instance, an agent or bailee of the Administrative Agent that has acknowledged such status in a properly executed control agreement (in form and substance reasonably satisfactory to Administrative Agent) possession of all Collateral with respect to which a security interest can be perfected only by possession, and including in the case of Instruments, Documents, and Investment Property that are in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Administrative Agent and sufficient under Applicable Law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Permitted Liens. All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

Notwithstanding anything to the contrary in this Agreement or any Loan Documents, no Grantor shall be required to take any action to perfect the security interest in Collateral under the laws of any jurisdiction outside the United States of America.

For the avoidance of doubt, (i) the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by any Grantor and (ii) the security interest

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granted under this Agreement shall not extend to, and the definition of “Collateral” and definitions of and references to asset categories in the definition of Collateral and elsewhere in this Agreement or any agreement entered into or pursuant to this Agreement shall not include, Excluded Assets and, for the avoidance of doubt, no provision of this Agreement including, without limitation, any representation, warranty or covenant shall apply to any such Excluded Assets.

4.    Maintenance of Security Interest; Further Assurances.

(a)    Each Grantor will from time to time at its own expense, deliver Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or, subject to the limitations set forth in the Loan Documents, as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, but subject to the limitations set forth in the Loan Documents, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the applicable Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated. Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b)    With respect to any and all Collateral, each Grantor shall promptly pay upon written demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c)    Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to the extent required by GAAP to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

5.    Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes,

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drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6.    Preservation and Protection of Collateral.

(a)    The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession or as otherwise required by the UCC. Each Grantor shall be responsible for the safekeeping of its Collateral, and, except to the extent determined by a final nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent, the Administrative Agent shall not have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b)    Each Grantor agrees to (i) keep and maintain its tangible personal property Collateral as required pursuant to Section 6.13 of the Credit Agreement, (ii) to pay when due all taxes, charges and assessments against the Collateral as required pursuant to Section 6.06 of the Credit Agreement and (iii) promptly upon a Senior Officer or other executive officer of Borrower obtaining knowledge thereof, to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including all reasonable and documented out-of-pocket fees and expenses of counsel (collectively, “Attorneys’ Costs”), court costs, reasonable expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7.    Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)    It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens,

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other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable and documented Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)    It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except as permitted under the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Agreement and Permitted Liens.

(c)    It has full power, legal right and lawful authority to enter into this Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)    No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance by such Grantor of this Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e)    No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f)    Schedule 7(f) to the Disclosure Letter contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organic Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any) as

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of its Applicable Date and at any time during the Covered Period, (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof and such owner’s relationship to such Grantor (e.g. lessor, warehousemen) as of its Applicable Date and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), or change the location of its chief executive office, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent) and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in the Collateral contemplated hereunder.

(g)    No Grantor shall engage in any consignment transaction in respect of any of the Collateral with a book or replacement value in excess of $5,000,000 as consignor, without prior notice to the Administrative Agent in each instance.

(h)    No Grantor shall cause or permit any of the tangible personal property Collateral with a book or replacement value in excess of $5,000,000 (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the Ordinary Course of Business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee without prior notice to the Administrative Agent in each instance.

(i)    No tangible personal property Collateral, other than Inventory in transit, is or shall be located at any location that is leased in the United States by such Grantor from any other Person other than Inventory the value of which, when aggregated with all other Inventory kept at any location which is leased by all Grantors in the United States, is less than $5,000,000, unless (i) such location and lessor is set forth on Schedule 7(f) to the Disclosure Letter or such Grantor provides not less than thirty (30) days’ prior written notice thereof to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent), (ii) to the extent requested by the Administrative Agent for locations not set forth on Schedule 7(f) to the Disclosure Letter and disclosed to the Administrative Agent after the date hereof, such Grantor has used commercially reasonable efforts to obtain from such lessor an acknowledgment of the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and a waiver of its statutory and consensual liens and rights with respect to such Collateral in form and substance reasonably acceptable to the Administrative Agent and delivered in writing to the Administrative Agent prior to any Collateral being located at any such location, and (iii) subject to the limitations

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set forth herein, such Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Agreement.

8.    [Reserved.]

9.    Specific Collateral.

(a)    Accounts. With respect to the Accounts of such Grantor whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)    Each Grantor shall keep accurate and complete in all material respects records of its Accounts (“Account Records”) and from time to time upon the reasonable request of the Administrative Agent such Grantor shall provide the Administrative Agent with a schedule of Accounts in form and substance acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to provide any such Schedule of Accounts shall not affect or limit the Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If reasonably requested by the Administrative Agent, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Administrative Agent shall request.

(ii)     All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) to the Disclosure Letter, such other locations as are specifically identified on Schedule 7(f) to the Disclosure Letter as an “Account Documents location,” or as to which such Grantor has given prior written notice to the Administrative Agent.

(iii)    The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv)    The Accounts cover bona fide sales, leases, licenses or other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the Ordinary Course of Business.

(v)    The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or

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description in an amount greater than $5,000,000 in the aggregate, or greater than $1,000,000 individually, known to be existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vi)    Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Administrative Agent with respect thereto.

(vii)    The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Administrative Agent for the benefit of Secured Parties and Permitted Liens.

(b)    Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)    Each Grantor shall keep accurate and complete in all material respects records of its Inventory, and shall furnish to the Administrative Agent from time to time upon the reasonable request of the Administrative Agent, a current schedule of Inventory (“Schedule of Inventory”) based upon its most recent physical inventory and its daily inventory records.

(ii)     All Inventory in the United States, other than Inventory in transit and Inventory having a value of less than $5,000,000 in the aggregate, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has given prior written notice to the Administrative Agent. No Grantor shall, other than Inventory in transit and in the Ordinary Course of Business in connection with its sale, lease, license or other dispositions of Collateral in accordance with Section 7.05 of the Credit Agreement, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

(c)    Deposit Accounts. With respect to its Deposit Accounts (other than any Excluded Deposit Account) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

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(i)    Schedule 9(c) to the Disclosure Letter contains a true and complete description of each Deposit Account (other than any Excluded Deposit Account) of such Grantor.

(ii)    Except with the express prior written consent of the Administrative Agent in each instance, all Deposit Accounts (other than any Excluded Deposit Account) shall be maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement. Without limiting the generality of the foregoing, no Grantor shall cause, or permit (x) any deposit to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and immediately upon receipt thereof such certificate shall have been delivered to the Administrative Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account (other than any Excluded Deposit Account) not listed on Schedule 9(c) to the Disclosure Letter to be opened or maintained except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent) and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in such Deposit Account contemplated hereunder.

(d)    Instruments. With respect to its Instruments constituting Collateral whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)    Each Grantor shall promptly (and in any event within 30 days after the acquisition by the Grantor thereof) deliver to the Administrative Agent the originals of all Instruments constituting Collateral having a face amount payable in excess of $2,500,000, in each case together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Administrative Agent to realize upon such Instruments in accordance with their respective terms or transfer such Instruments as may be permitted under the Loan Documents or by Applicable Law; provided that if the aggregate face amount of all Instruments not required to be delivered pursuant to the foregoing sublcause (B) exceeds $7,500,000, then the Grantors shall be required to deliver Instruments and related endorsements in accordance with such subclause (B) in an amount equal to such excess.

(ii)    Other than in the Ordinary Course of Business and as the applicable Grantor may determine in its reasonable business judgment, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument constituting Collateral, in any case in such a manner as could reasonably be expected to materially adversely affect the value of such affected Instrument as Collateral.

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10.    Insurance Requirements. Each Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 6.07 of the Credit Agreement. From time to time upon request, the Grantors shall deliver to the Administrative Agent copies of its insurance policies. Unless the Administrative Agent shall agree otherwise, each policy relating to the Collateral shall include satisfactory endorsements (a) showing the Administrative Agent as additional insured or lender loss payee, as applicable and (b) requiring 30 days’ prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever. If any Grantor fails to provide and pay for any insurance, the Administrative Agent may, at its option, but shall not be required to, procure the insurance and charge the Grantors therefor. Each Grantor agrees to deliver to the Administrative Agent, promptly as rendered, copies of all reports made to insurance companies for claims in respect of the Collateral in excess of $5,000,000. While no Event of Default exists, the Grantors may settle, adjust or compromise any insurance claim. If an Event of Default exists, only the Administrative Agent shall be authorized to settle, adjust and compromise such claims. Notwithstanding anything to the contrary in this Agreement, the other Loan Documents or the terms of the insurance policies and endorsements obtained pursuant to this Section 10, if an Event of Default exists, Administrative Agent shall only be entitled to receive insurance proceeds in respect of the Collateral.

11.    Rights and Remedies Upon Event of Default. Upon and during the continuance of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)    All of the rights and remedies of a secured party under the UCC or under other Applicable Law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement or any other Loan Document;

(b)    The right to foreclose the Liens and security interests created under this Agreement by any available judicial procedure or without judicial process;

(c)    The right to (i), to the extent permitted by law, enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate the Collateral (subject, in the case of any premises that are leased, to any applicable landlord waiver agreements that may be entered into by the Administrative Agent related to such premises), (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a control agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other

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appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d)    The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of any Collateral consisting of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any proof of claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) to the extent permitted by the applicable user agreement or license, use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail relating to Payment Collateral and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties; each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (x) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e)    The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted (to the extent grantable by such Grantor without breaching or violating any agreement applicable thereto) an irrevocable fully paid non-exclusive license (subject, in the case of trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid risk of invalidation of such trademarks, and, in the case of trade secrets, to an obligation of the Administrative Agent to take reasonable steps under the

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circumstances to keep the trade secrets confidential to avoid the risk of invalidation of such trade secrets) or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. To the extent permitted by law, all notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived to the extent permitted by law by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral (it being understood that no Grantor shall be liable with respect to any such remaining Secured Obligations that constitute Excluded Swap Obligations in respect of such Grantor).

12.    Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as such Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default and, subject to reinstatement pursuant to Section 13 below, such power of attorney shall terminate on the Facility Termination Date. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power to: (a) ask, demand, collect, sue for, recover, compromise, receive and

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give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a); (c) endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations; (d) file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and (e) execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13.    Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Obligations and the termination or expiration of this Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14.    Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by Applicable Law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) upon the occurrence and during the continuance of an Event of Default, apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor

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shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15.    Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16.    Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any other Secured Party under any Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17.    Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by Applicable Law or provided herein or in any other Loan Document.

18.    Entire Agreement. This Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

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19.    Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20.    Binding Agreement; Assignment. This Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent shall include any successor thereof.

21.    Bank Products. No Cash Management Bank or Hedge Bank that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, the Secured Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

22.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith

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negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.    Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 23, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

24.    Termination. Subject to the provisions of Section 13, (i) this Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date and (ii) this Agreement and any applicable Security Joinder Agreement, and all obligations of a Grantor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate as to such Grantor upon the release of such Grantor as a Guarantor by the Administrative Agent. In connection with any Asset Disposition or other transfer or disposition of Collateral permitted under the Credit Agreement, the security interest granted hereby in such Collateral shall automatically terminate upon consummation of such Asset Disposition or other transfer or disposition without delivery of any instrument or performance of any act by any party. Upon any such termination of this Agreement or release of Collateral in connection with any Asset Dispositions or other transfers or dispositions permitted under the Credit Agreement, the Administrative Agent shall, at the request and sole expense of the applicable Grantors, promptly deliver to the applicable Grantors such termination statements and take such further actions as such Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25.    Notices. Any notice required or permitted hereunder shall be given, (a) with respect to each Grantor, at the address of the Borrower indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26.    Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached hereto as Exhibit A shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties

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to this Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27.    Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

28.    Governing Law; Jurisdiction; Etc. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Borrower as a “party” thereto) being a reference to the Pledgors, and the parties hereto agree to such terms.
29.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a

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Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 29, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow.]

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    IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Amended and Restated Agreement on the day and year first written above.

GRANTORS:

SANMINA CORPORATION
CERTAINSOURCE TECHNOLOGY GROUP, INC.
CST REAL ESTATE LLC
HADCO CORPORATION
HADCO SANTA CLARA, INC.
PRIMARY SOURCING CORP.
SCI TECHNOLOGY, INC.
SENSORWISE, INC.

By: /s/ Christopher K. Sadeghian
Name: Christopher K. Sadeghian
Title: Secretary

AMENDED AND RESTATED SECURITY AGREEMENT
Signature Page

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:/s/ Christine Trotter
Name:    Christine Trotter
Title: Assistant Vice President

AMENDED AND RESTATED SECURITY AGREEMENT
Signature Page

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A-5

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